EXHIBIT 21.1

        Subsidiaries of the Registrant

        Foster Wheeler Ltd. (Parent)
Significant, Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization

Brazil
BOC/FW Canoas Hidrogenio Ltda. (50%)

Chile
Petropower Energia Limitada (85%)

China, Peoples Republic of
Foster Wheeler Power Machinery Company Limited (52%)

Colombia
Foster Wheeler Andina, S.A., Bogota (83.6%)

Finland
Oy Bioflow A.B. (51%)

Ireland
Project Management Holdings Limited (25%)

Italy
Centro Energia Operator Teverola, S.r.l. (85%)
Centro Energia Gas S.p.A. (50%)
Centro Energia Operator Ferrara S.r.l. (85%)
MF Energy S.r.l. (49%)
MF Power S.r.l. (49%)
MF Waste S.r.l. (49%)
S.T.A.I. S.p.A. (40%)
URBE Energia S.r.l. (50%)

Nigeria
Foster Wheeler Environmental Company Nigeria Limited (87%)

Oman
Chiyoda-Foster Wheeler and Company LLC (32.5%)

Poland
Foster Wheeler Energy FAKOP Ltd. (51%)

United States
A/C Power, Maryland (50%)

ThermoEnergy Environmental Corporation, New Jersey (50.1%)
Martinez Cogen Limited Partnership, Delaware (50.5%)

Venezuela
OTEPI FW, S.A., Caracas (50%)